UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008

PARADISE MUSIC & ENTERTAINMENT, INC. (Exact Name of Registrant as Specified in Charter)

Delaware	1-4415	13-3906452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2637 East Atlantic Boulevard, #133, Pompano Beach, Florida	33062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	888-565-3259

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

Convertible Debenture

On March 3, 2008, Paradise Music & Entertainment, Inc. (“we,” “Paradise” or the “Company”) entered into an agreement pursuant to which it issued and sold to Leaddog Capital L.P. (“Leaddog”) a Secured Convertible Debenture (the “Debenture”) in the principal amount of $179,300. The Debenture provides for payments of $7,500 monthly beginning September 1, 2008, with a due date (the “Maturity Date”) of February 28, 2010. Interest is payable on the unpaid principal amount of the Debenture until the principal amount of the Debenture is paid in full or has been converted into shares of Common Stock of the Company, as described below. The Debenture accrues interest at the annual rate of 14%, beginning on January 10, 2008. The interest may be paid either in cash or, at our option, shares of our Common Stock.

The holder of the Debenture may elect to convert the outstanding principal amount, plus accrued interest, in whole or in part (and, if in part, in multiples of $2,000), into shares of Common Stock at any time before the close of business on the Maturity Date. The outstanding principal balance of the Debenture is subject to automatic conversion on the Maturity Date, at which time all outstanding principal of the Debenture will automatically be converted into shares of Common Stock. The conversion price for any conversion of the Debenture elected by the holder or at maturity is the lesser of (a) $0.008 per share of Common Stock or (b) 75% of the average of the three lowest closing bid prices during the 20 trading days prior to the date of conversion. In the event we elect to pay any monthly interest in shares of our Common Stock, then the interest conversion price will be equal to 75% of the average of the three lowest closing bid prices during the 20 trading days prior to the date the holder receives the shares. Any shares issued by us for the payment of interest are required to be registered with the SEC pursuant to an effective registration statement or must be freely tradable pursuant to Rule 144 adopted pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Notwithstanding the ability of the holder to convert the principal of the Debenture into shares of our Common Stock, no such conversion will be permitted if such conversion would result in the ownership by the holder of more than 4.99% of the number of shares of Common Stock outstanding on the date of such conversion, as determined in accordance with SEC rules.

If (i) applicable rules of any securities exchange on which our shares of Common Stock may become traded limit the number of shares that we may issue upon the election of the holder to convert any principal amount of the Debenture, such that we are prohibited from issuing to the holder the full number of shares issuable upon such election to convert, or (ii) there are not a sufficient number of shares of Common Stock authorized under our certificate of incorporation to issue upon such election to convert, then the holder may elect to (A) require us to issue that number of shares of Common Stock that we are authorized to issue upon such conversion, at a conversion price equal to the average of the closing bid price per share of Common Stock for any five consecutive trading days during the 60 trading days immediately preceding the Conversion Date or (B) require us to redeem the portion of the Debenture that may not be converted into shares of Common Stock for an amount equal to the sum of (I) 133% of the principal of such portion of the Debenture that may not be converted, plus (II) any accrued but unpaid interest thereon. As of the date of this Report, our certificate of incorporation does not authorize us to issue all shares of Common Stock that are otherwise issuable upon (i) the election of the holder of the Debenture to convert the principal amount of the Debenture into shares of our Common Stock plus (ii) the election of all holders of outstanding shares of our preferred stock, options, and warrants to convert such stock, options, and warrants into shares of our Common Stock. We have agreed with Leaddog, pursuant to the Debenture Agreement described below, that we will use our best efforts to increase the number of shares of Common Stock that we are authorized to issue to 500,000,000.

Agreement Concerning Secured Convertible Debentures

In addition to issuing the Debenture, on March 3, 2008 we entered into an Agreement Concerning Secured Convertible Debentures (the “Debenture Agreement”) with Leaddog and Environmental Testing Laboratories, Inc.

(“ETL”), our wholly-owned operating subsidiary. In January 2008, ETL had executed two separate debentures (the “ETL Debentures”), in the principal amounts of $94,300 and $85,000 (or an aggregate of $179,300), dated December 26, 2007 and January 7, 2008, respectively, in consideration for loans by Leaddog in those amounts. The purpose of the Debenture Agreement was to cancel the ETL Debentures and replace the indebtedness represented by the ETL Debentures with the Debenture issued by the Company. In addition, we agreed to issue 30,000 shares of our Series C Preferred Stock to Leaddog Capital Partners, Inc., the general partner of Leaddog, for due diligence and structuring fees in connection with the transaction. Each share of our Series C Preferred Stock is convertible into 100 shares of Common Stock.

The obligations of ETL under the ETL Debentures were secured by the assets and accounts receivable of ETL, pursuant to two security agreements. Our obligations under the Debenture continue to be secured by those same assets of ETL, and the parties have not amended or cancelled the two security agreements. The parties to the Debenture Agreement agreed that Leaddog will be in a junior position only to ETL’s current secured lender. The net proceeds of the ETL Debentures ($160,700) were used to retire a portion of existing indebtedness of ETL to one of its lenders, which indebtedness bore interest at the rate of 18%.

The Debenture was issued to Leaddog pursuant to an exemption from the registration requirements of the Securities Act contained in Rule 506 of Regulation D promulgated thereunder, inasmuch as, among other factors, the issuance of the Debenture to Leaddog without any form of general solicitation or general advertising, Leaddog’s representation that it is an “accredited investor” as defined in Rule 501 under the Securities Act, and the placement of a restrictive legend on the Debenture (and any shares of Common Stock issued upon its conversion) restricting their resale or other transfer.

Item 8.01 Other Events.

In a Current Report on form 8-K filed with the SEC on November 26, 2007, we reported that our Board of Directors had authorized ETL to execute a Memorandum of Understanding for the potential merger of ETL with and into Terra Trema, Inc. and that, as of the date of that Report, the Company was negotiating a definitive agreement for such a merger. The Company, ETL, and Terra Trema, Inc. have determined not to pursue such a merger, and no additional discussions are taking place at this time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

4.8	Form of Secured Convertible Debenture Issued by Environmental Testing Laboratories, Inc. to Leaddog Capital L.P., dated December 26, 2007, in the principal amount of $94,300.00

4.9	Form of Secured Convertible Debenture Issued by Environmental Testing Laboratories, Inc. to Leaddog Capital L.P., dated January 7, 2008, in the principal amount of $85,000.00

4.10	Form of Secured Convertible Debenture Issued by Paradise Music & Entertainment, Inc. to Leaddog Capital L.P. dated February 29, 2008, in the principal amount of $179,300.00

10.62	Form of Security Agreement between Environmental Testing Laboratories, Inc. and Leaddog Capital L.P., dated December 24, 2007

10.63	Form of Security Agreement between Environmental Testing Laboratories, Inc. and Leaddog Capital L.P., dated January 4, 2008

10.64	Form of Agreement Concerning Secured Convertible Debentures among Paradise Music & Entertainment, Inc., Environmental Testing Laboratories, Inc., and Leaddog Capital L.P., dated as of February 21, 2008

99.1	Press Release Issued March 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

PARADISE MUSIC & ENTERTAINMENT, INC.

Date: March 6, 2008	By: /s/ Richard P. Rifenburgh
Name: Richard P. Rifenburgh
Chairman and President

EXHIBIT INDEX

Exhibit
Number	Description

4.8	Form of Secured Convertible Debenture Issued by Environmental Testing Laboratories, Inc. to Leaddog Capital L.P., dated December 26, 2007, in the principal amount of $94,300.00

4.9	Form of Secured Convertible Debenture Issued by Environmental Testing Laboratories, Inc. to Leaddog Capital L.P., dated January 7, 2008, in the principal amount of $85,000.00

4.10	Form of Secured Convertible Debenture Issued by Paradise Music & Entertainment, Inc. to Leaddog Capital L.P. dated February 29, 2008, in the principal amount of $179,300.00

10.62	Form of Security Agreement between Environmental Testing Laboratories, Inc. and Leaddog Capital L.P., dated December 24, 2007

10.63	Form of Security Agreement between Environmental Testing Laboratories, Inc. and Leaddog Capital L.P., dated January 4, 2008

10.64	Form of Agreement Concerning Secured Convertible Debentures among Paradise Music & Entertainment, Inc., Environmental Testing Laboratories, Inc., and Leaddog Capital L.P., dated as of February 21, 2008

99.1	Press Release Issued March 11, 2008